                                                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of C-Cube Microsystems Inc. on Form S-8 of our reports dated January 17, 1996 appearing in the Annual Report on Form 10-K of C-Cube Microsystems Inc. for the year ended December 31, 1995.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP



San Jose, California
January 14, 1997